Exhibit 99.5
The Athlete’s Foot Marketing Support Fund, LLC
Balance Sheets

	Period Ended	Period Ended
	September 30, 2006	September 30, 2005
	unaudited	unaudited
Assets
Current Assets:
Cash	$6,056	$94,209
Receivables:
Participants, less allowance for doubtful accounts of $20,280 and $16,835 respectively	62,193	120,732
Due from Affiliate	—	161,817
Due from AFMA	143,000	—
Other assets	15,846	7,460

Total Current Assets	227,095	384,217

Total Assets	$227,095	$384,217

Liabilities & Member’s Equity
Current Liabilities:
Accounts payable	112,910	54,884
Amounts restricted for future advertising:
Participants	113,185	285,242
Prior Member	—	43,092

Total Liabilities	226,095	383,217

Member’s Equity	1,000	1,000

Total Liabilities & Member’s Equity	$227,095	$384,217

See notes to unaudited financial statements

The Athlete’s Foot Marketing Support Fund, LLC
Income Statements

	Period Ended	Period Ended
	September 30, 2006	September 30, 2005
	unaudited	unaudited
Revenues:
Advertising contributions from participants	$503,172	$361,519

Costs and expenses:
Advertising expenses	387,088	259,142
Selling general & administrative expenses	115,758	102,116

Total Expenses	502,846	361,258

Income from operations	$326	$261

Other expense:
Foreign taxes	326	261

Net income	$0	$0

See notes to unaudited financial statements

The Athlete’s Foot Marketing Support Fund, LLC
Statements of Cash Flows

	September 30, 2006	September 30, 2005
	unaudited	unaudited
Operating Activities
Net Income	$—	$—
Adjustments:
Changes in:
Accounts receivable	89,853	(6,676)
Bad debt expense	33,662	1,000
Accounts receivable-affiliate	—	(110,217)
Other assets	(15,846)	(7,460)
Accounts payable	55,987	54,884
Accrued expenses and other liabilities	—	(10,485)
Due to participants	(262,926)	173,163
Due from AFMA	(143,000)	—
Net loss on forgiveness of intercompany balances	234,897	—

Total Adjustments resulting in a net increase (decrease) in cash	(7,372)	94,209

Net increase (decrease) in cash	(7,372)	94,209
Cash at the beginning of the period	13,428	—

Cash at the end of the period	$6,056	$94,209

See notes to unaudited financial statements

The Athlete’s Foot Marketing Support Fund, LLC
Notes to Unaudited Financial Statements
September 30, 2006
Note A – Summary of Significant Accounting Policies
Description of Business
The Athlete’s Foot Marketing Support Fund, LLC (The “Company” or “MSF”) was created to operate an advertising fund through the collection and expenditure of funds which are restricted for the purposes of national and/or regional advertising. Such advertising expenditures are made for radio, television and print media, public relations and marketing programs, in-store promotions and market research. The advertising expenditures benefit franchisees of Athlete’s Foot Brands, LLC, (formerly Athlete’s Foot Brands, Inc.) (“AFB”) and Athlete’s Foot Marketing Associates, LLC (“AFMA”) (formerly Athlete’s Foot Marketing Associates, Inc.) which are required to pay to the Company a percentage of operating cash receipts and are commonly controlled affiliates.
The Company was created by The Athlete’s Foot Stores, Inc. (previously a member) and Athlete’s Foot Marketing Associates, Inc. (the “Member”) effective January 1, 1996, as a Georgia limited liability company. The operations of the Company are governed by the “Advertising and Management Services Agreement” dated February 16, 1996. Such agreement has an initial termination date of December 31, 2039, with options to extend after the initial term is completed. Stores transferred its interest in MSF to AFMA on December 27, 2003, with AFMA as sole Member of the Company. Because of its status as a limited liability company, subject to certain caveats, the Member does not have any personal liability with respect to the liabilities or obligations of the company and the Member is not personally liable or obligated to return to the Company or to pay any creditor or any other Member the amount of any return on its capital contribution or other distributions. The Company will be dissolved upon the occurrence of certain events or the date December 31, 2039, whichever is earlier.
The company is a wholly-owned subsidiary of AFMA and ultimately of Marketing Acquisition Corp. (“MAC”). MAC acquired AFMA on December 27, 2003 from The Athlete’s Foot Group, Inc., a wholly owned subsidiary of Miramont Finance Distribution, S.A. and ultimately of Rallye, S.A. of France. As of September 30, 2006, 185 franchised stores of AFB and AFMA participated in the operations of the Company.

The Athlete’s Foot Marketing Support Fund, LLC
Notes to Unaudited Financial Statements
September 30, 2006
Note A – Summary of Significant Accounting Policies (Continued)
Basis of Presentation
The Company does not have office space and has no employees of its own; instead, most business services are provided by AFMA at a cost which aggregated $46,239 and $50,569 for nine months ending September 30, 2006 and 2005, respectively. Expenses allocated to the Company for services are included in selling, general and administrative expenses in the accompanying statements of operations and are based upon formulae determined by management of AFMA.
All expenses and revenues of the Company are paid or collected by AFMA on behalf of the Company. The net of all such transactions is charged or credited to due from affiliate in the accompanying balance sheets.
The Advertising and Management Services Agreement provides that any deficit or surplus incurred by the Company is to be carried over to future years and will be recovered, if a deficit, by future contributions from franchisees. The Company recorded payables of $113,185 and $328,334 resulting from an excess of contributions over expenses on an inception-to date basis to September 30, 2006 and 2005, respectively.
Receivables
Receivables consist of amounts due from franchisees at September 30, 2006 and 2005 for advertising contributions, net of allowance of doubtful accounts of $20,280 and $16,835 at September 30, 2006 and 2005, respectively. Receivables are not collateralized and represent the amounts that management expects to collect. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of the individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables.
Advertising Costs
The company expenses the costs of advertising as incurred.

The Athlete’s Foot Marketing Support Fund, LLC
Notes to Unaudited Financial Statements
September 30, 2006
Note A – Summary of Significant Accounting Policies (Continued)
Revenues
Advertising contributions from franchisees are recorded as revenue as earned on an accrual basis.
Use of Estimates
The preparation of financial statements in conformity with accounting principals generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Income Taxes
As a limited liability company, the results of the Company’s operations are included in the income tax return of its member. As such, no federal or state income taxes are provided in the accompanying financial statements.
Related Party Transactions
Approximately $0 and $1,441,476 was due to AFMA at September 30, 2006 and 2005, respectively. Also, $30 and $1,603,294 was due from Brands at September 30, 2006 and September 30, 2005, respectively and was classified as a current asset.
Effective September 30, 2006 corporate resolutions were signed, forgiving the intercompany balance due from AFMA totaling $204,297 and the intercompany balance due from Brands totaling $30,600. Accordingly a net loss on forgiveness of intercompany receivables of $234,897 was recorded.

The Athlete’s Foot Marketing Support Fund, LLC
Notes to Unaudited Financial Statements
September 30, 2006
Subsequent Event
On August 21, 2006, Aether Holdings, Inc., a Delaware corporation (“Aether”), NexCen Franchise Brands, Inc., a Delaware corporation and wholly owned subsidiary of the Aether (“NexCen Brands”), and NexCen Franchise Management, Inc., a Delaware corporation and wholly owned subsidiary of NexCen Brands (“NexCen Management,” and together with NexCen Brands, the “Purchasers”), entered into an Equity Interest and Purchase Agreement (the “Purchase Agreement”) with Athlete’s Foot Marketing Associates, LLC (“Seller”), Athlete’s Foot Brands, LLC (“Brands”), The Athlete’s Foot Marketing Support Fund, LLC (“Support Fund,” and together with Brands, the “AFB Companies”), Robert J. Corliss (“Corliss”), Donald Camacho (“Camacho”), Timothy Brannon (“Brannon”) and Martin Amschler (“Amschler,” and together with Corliss, Camacho and Brannon, the “Shareholders to acquire 100% of the AFB Companies. The closing of the transaction is anticipated to take place by November 6, 2006.